As filed with the Securities and Exchange Commission on September 3, 2025.

Registration No. 333-289741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTONOMIX MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	47-1607810
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(713) 588-6150

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brad Hauser

Chief Executive Officer

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(713) 588-6150

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cavas S. Pavri

Johnathan Duncan

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Telephone: (202) 724-6847

Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Autonomix Medical, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-289741) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Index

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Autonomix Medical, Inc. (incorporated by reference from exhibit 2.1 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Autonomix Medical, Inc., filed with the Secretary of State of the State of Delaware (incorporated by reference from exhibit 3.1 of the Form 8-K filed October 28, 2024)

3.3	Amended and Restated Bylaws of Autonomix Medical, Inc. (incorporated by reference from exhibit 2.2 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

4.1	Form of Warrant Agreement issued in SAFE offering (incorporated by reference from exhibit 3.1 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

4.2	Form of Selling Agent Warrant (incorporated by reference from exhibit 3.2 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

4.3	Form of Pre-Funded Warrant issued in November 2024 offering (incorporated by reference from exhibit 4.1 of the Form 8-K filed November 25, 2024)

4.4	Form of Series A Warrant issued in November 2024 offering (incorporated by reference from exhibit 4.2 of the Form 8-K filed November 25, 2024)

4.5	Form of Representative’s Warrant issued in November 2024 offering (incorporated by reference from exhibit 4.4 of the Form 8-K filed November 25, 2024)

4.6	Warrant Agency Agreement, dated November 22, 2024, with Equity Stock Transfer, LLC (incorporated by reference from exhibit 4.3 of the Form 8-K filed November 25, 2024)

4.7	Form of Series B Warrant issued in July 2025 warrant inducement transaction (incorporated by reference from exhibit 4.1 of the Form 8-K filed July 22, 2025)

4.8*	Form of Placement Agent Warrant issued in July 2025 warrant inducement transaction

5.1†	Opinion of ArentFox Schiff LLP

10.1**	Employment Letter dated January 4, 2022 between the Company and Robert Schwartz (incorporated by reference from exhibit 6.1 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.2**

Amended and Restated Consulting Agreement effective January 4, 2022 between the Company and Landy Toth (incorporated by reference from exhibit 6.2 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.3**	Employment Agreement between the Company and Lori Bisson dated June 30, 2023 (incorporated by reference from exhibit 6.3 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.4**	Employment Agreement between the Company and Trent Smith dated July 24, 2023 (incorporated by reference from exhibit 6.4 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

Exhibit Number	Description of Document

10.5**	Autonomix Medical, Inc. 2023 Stock Plan, as amended and restated (incorporated by reference from exhibit 6.5 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.6	Form of Indemnification Agreement with Executive Officers and Directors of the Company (incorporated by reference from exhibit 6.6 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.7

Form of Lock-Up Agreement to be entered into between the Company and its officers and directors (incorporated by reference from exhibit 6.7 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.8+

Exclusive License Agreement dated December 21, 2021 between Autonomix Medical, Inc. and Impulse Medical, Inc. (incorporated by reference from exhibit 6.8 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.9

Exclusive License Termination Agreement dated July 7, 2023 between Autonomix Medical, Inc. and Impulse Medical, Inc. (incorporated by reference from exhibit 6.9 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)

10.10**	Employment Agreement between Brad Hauser and Autonomix Medical, Inc. dated June 17, 2024. (incorporated by reference from exhibit 10.1 of the Form 8-K filed June 17, 2024)

10.11**	Employment Agreement between Lori Bisson and Autonomix Medical, Inc. dated June 17, 2024. (incorporated by reference from exhibit 10.2 of the Form 8-K filed June 17, 2024)

10.12	License Agreement between Autonomix Medical, Inc. and RF Innovations, Inc. (incorporated by reference from exhibit 10.1 of the Form 8-K filed July 15, 2024)

10.13**	Non-Employee Director Compensation Plan (incorporated by reference from exhibit 10.2 of the Form 10-Q filed November 8, 2024)

10.14	Underwriting Agreement, dated November 22, 2024, with Ladenburg Thalmann & Co. Inc. (incorporated by reference from exhibit 1.1 of the Form 8-K filed November 25, 2024)

10.15

At Market Issuance Sales Agreement, dated February 28, 2025, by and between Autonomix Medical, Inc. and Ladenburg Thalmann & Co. Inc. (incorporated by reference from exhibit 1.1 of the Form 8-K filed February 28, 2025)

10.16	Form of Inducement Letter Agreement (incorporated by reference from exhibit 10.1 of the Form 8-K filed July 22, 2025)

23.1†	Consent of Forvis Mazars, LLP

24.1†	Power of Attorney (included on the signature page)

101.INS†	Inline XBRL Instance Document

101.SCH†	Inline XBRL Taxonomy Extension Schema Document

101.CAL†	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF†	Inline XBRL Taxonomy Extension Definition Linkbase Document

Exhibit Number	Description of Document

101.LAB†	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE†	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107†	Filing Fee Schedule

*	Filed herewith.

†	Previously Filed

**	Denotes a management contract or compensatory plan or arrangement.

+

Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on September 3, 2025.

AUTONOMIX MEDICAL, INC. (Registrant)

By:	/s/ Brad Hauser
Brad Hauser
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Date: September 3, 2025	By:	/s/ Brad Hauser
Brad Hauser Chief Executive Officer and President (Principal Executive Officer)

Date: September 3, 2025		/s/ Trent Smith
Trent Smith Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 3, 2025		*
Walter Klemp Executive Chairman of the Board of Directors

Date: September 3, 2025		*
Lori Bisson Vice Chair of the Board of Directors

Date: September 3, 2025		*
Jonathan Foster Director

Date: September 3, 2025		*
David Robins Director

Date: September 3, 2025		*
Christopher Capelli Director

*By:	/s/ Trent Smith
Trent Smith
Attorney-in-fact